March 31, 2003

U.S. Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washingtion, D.C. 20549

Re: InternetStudios.com, Inc. - Form 10K

Dear Sir/Madame:

We hereby consent to the incorporation by reference in this Annual Report on Form 10K of our auditors' report dated March 15, 2003 for the years ended December 31, 2002 and 2001.

Sincerely,

"LaBonte & Co."

LaBonte & Co.,

Chartered Accountants